Exhibit 99.1

NEWS RELEASE FOR IMMEDIATE RELEASE

GENERAL GROWTH PROPERTIES APPOINTS

CHIEF ACCOUNTING OFFICER

JAMES THURSTON NAMED CHIEF ACCOUNTING OFFICER

CHICAGO June 15, 2011 — General Growth Properties, Inc. (NYSE: GGP) (“GGP” or the “Company”) today announced the appointment of James A. Thurston to chief accounting officer.  Mr. Thurston begins his tenure at GGP on June 21. Mr. Thurston replaces Ed Hoyt who announced his retirement after 25 years with GGP and will assist in the transition.

Mr. Thurston brings to GGP 17 years of accounting experience in budgeting, capital planning, and financing experience.

ABOUT GGP

GGP is one of the nation’s largest shopping center owners. GGP has ownership and management interest in 169 regional and super regional shopping malls in 43 states. The company portfolio totals 172 million square feet of space. A publicly-traded real estate investment trust (REIT), GGP is listed on the New York Stock Exchange under the symbol GGP.

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CONTACT: David Keating, vice president of corporate communications, (312) 960-6325, david.keating@ggp.com